Exhibit 99.1

Great American Group® Announces 2009 Financial Results

Woodland Hills, Calif., (March 30, 2010) – Great American Group, Inc. (OTCBB: GAMR) (“Great American Group” or the “Company”), a leading provider of asset disposition, valuation and appraisal services, today announced financial results for its full year and fourth quarter ended December 31, 2009.

Fourth Quarter Results

For the fourth quarter ended December 31, 2009, the Company reported total revenues of $11.5 million, compared to revenues of $21.4 million in the same quarter of 2008. Revenues from services and fees were $10.0 million, compared to $19.7 million the prior year. Sales of goods were $1.4 million, compared to $1.7 million in the fourth quarter a year ago. The decline in total revenues during the quarter was primarily the result of reduced revenues in the Company’s auction and liquidation segment, stemming from an overall lack of retail liquidation opportunities across the industry.

“Rapid improvement in the credit markets has resulted in very few credit defaults from retailers,” said Andrew Gumaer, Chief Executive Officer of Great American Group. “As a result, we have experienced reduced activity in the liquidation and auction business. Despite the recent slowdown of credit defaults and liquidations, we believe that companies will continue to be challenged as the foundations of economic recovery remain in doubt. Meanwhile, we have taken steps to complement our core business by investing in new initiatives such as GA Asset Advisors, our European division and GA Capital, our credit sourcing and advisory division. With our commitment to grow new sources of revenue, we believe we are better positioning Great American for improved performance in 2010 and beyond.”

Direct costs of services were $5.0 million, compared to $5.7 million in the year-ago period. The decline in direct costs of services was primarily related to reduced business activity in auctions and liquidations during the fourth quarter, compared to a year ago. Cost of goods sold was $3.1 million, compared to $1.8 million in the fourth quarter of 2008. During the fourth quarter of 2009, we recorded a $1.2 million inventory valuation charge to write down the carrying value of certain goods held for sale or auction to lower of cost or market.

Selling, general and administrative expenses were $9.7 million, compared to $7.8 million in the fourth quarter of the prior year. The increase in selling, general and administrative expense was primarily related to additional expenses incurred as a public company and an increase of $1.9 million of share based compensation related to the restricted stock grant to the Phantom Equityholders.

As a result, operating loss during the quarter was $6.3 million, compared to operating income of $6.1 million during the fourth quarter of 2008.

Interest expense during the period improved to $2.0 million from $2.9 million a year ago, primarily as a result of a decrease in interest expense from borrowing the Company used in the fourth quarter of 2008 to conduct retail liquidation engagements. Loss from continuing operations before a benefit for income taxes was $8.5 million, compared to income from continuing operations of $3.2 million in the year-ago period.

During the quarter, the Company recorded a benefit for income taxes of $4.1 million. This resulted in a loss from continuing operations of $4.5 million, compared to income from continuing operations of $3.2 million for the fourth quarter of 2008.

For the fourth quarter of 2009, the Company generated a net loss of $4.5 million, or $(0.16) per diluted share, compared with net income of $1.4 million or $0.13 per diluted share, in the same period a year ago.

Full Year Results

For the 2009 fiscal year, the Company reported total revenues of $83.4 million, compared to $53.2 million in 2008. Revenues from services and fees were $70.8 million, compared to $48.5 million generated in the prior year. Sales of goods increased to $12.6 million from $4.7 million in 2008.

Total operating expenses were $65.9 million, compared to total operating expenses of $47.0 million in 2008. Operating income for the 2009 fiscal year was $17.5 million, up from $6.1 million in the prior year. Income from continuing operations was $17.1 million, compared to $2.3 million in 2008. Income from continuing operations in 2009 includes an income tax benefit of $11.7 million. The income tax benefit included a benefit of $7.0 million as a result of a change in the Company’s tax status from a limited liability company, whereby the company was taxed as a partnership, to a C corporation in connection with the consummation of the acquisition by Alternative Asset Management Corporation (“AAMAC”) on July 31, 2009. Net income in 2009 was $17.0 million, or $0.91 per diluted share, compared to a net income of $0.3 million, or $0.02 per diluted share, during 2008.

Financial Position

At December 31, 2009, the Company had $38.0 million in cash and cash equivalents, compared to $17.0 million at December 31, 2008. Working capital was $31.6 million, and total long-term debt was $44.5 million. During the 2009 fiscal year, the Company generated $17.8 million in cash from operations.

Supplemental Information

During the year ended December 31, 2009, the Company generated adjusted earnings before interest, taxes, depreciation and amortization of $28.6 million. During the AAMAC transaction, there were contingent shares that could be issued in the event EBITDA reached $45 million for the year ended December 31, 2009. The Company did not reach this amount for the year ended December 31, 2009, and it does not expect to meet the other EBITDA amount for the rolling 12 months ended March 31, 2010.

Conference Call

The Company will host a conference call at 5:00 p.m. EDT on Tuesday, March 30, 2010, to discuss results for the fourth quarter ended December 31, 2009. To participate in the event by telephone, please dial (888) 549-7742 five to 10 minutes prior to the start time (to allow time for registration) and use conference ID 4275190. International callers should dial (480) 629-9859. A digital replay will be available beginning March 30, 2010, at 10:00 p.m. EDT, through April 6, 2010, at 11:59 p.m. EDT. To access the replay, dial (800) 406-7325 (U.S.), and use passcode 4275190. International callers should dial (303) 590-3030 and enter the same conference ID number. The call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at www.greatamerican.com. To listen to the live webcast, please visit the site at least 15 minutes prior to the start of the call in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Web site.

About Great American Group, Inc.

Great American Group, Inc. is a leading provider of asset disposition solutions and valuation and appraisal services to a wide range of retail, wholesale and industrial clients, as well as lenders, capital providers, private equity investors and professional service firms. Great American Group has offices in Atlanta, Boston, Chicago, Dallas, London, Los Angeles, New York and San Francisco. For more information, please visit www.greatamerican.com.

Forward-Looking Statements

This press release may contain forward-looking statements by Great American Group that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in Great American Group’s filings with the SEC, including, without limitation, the risks described in Great American Group’s proxy statement/prospectus dated July 17, 2009 and filed with the SEC on July 20, 2009, and its Annual Report on Form 10-K for the year ended December 31, 2009, which will be filed with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and Great American Group undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA, may be considered non-GAAP financial measures. Great American Group believes this information is useful to investors because it provides a basis for measuring Great American Group’s performance against the contingent share earnout provisions in the AAMAC transaction. In addition, Great American Group’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Great American Group’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Great American Group may not be comparable to similarly titled amounts reported by other companies.

GAMR-F

Investor Contacts:

Great American Group

Paul Erickson, CFO

818-884-3737

Addo Communications

Andrew Blazier

310-829-5400

andrewb@addocommunications.com

or

Press Contact:

Great American Group

Laura Wayman

847-444-1400 ext. 312

lwayman@greatamerican.com

(FINANCIAL TABLES FOLLOW)

GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands)

	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$37,989	$16,965
Restricted cash	459	3,653
Accounts receivable, net	2,628	4,703
Advances against customer contracts	58	2,971
Income taxes receivable	1,100	—
Goods held for sale or auction	15,014	17,842
Assets of discontinued operations	—	1,217
Deferred income taxes	8,475	—
Prepaid expenses and other current assets	981	673

Total current assets	66,704	48,024
Property and equipment, net	1,411	1,087
Goodwill	5,688	5,688
Other intangible assets, net	382	544
Deferred income taxes	3,238	—
Other assets	1,250	488

Total assets	$78,673	$55,831

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$9,192	$14,914
Accrued compensation plans	—	6,938
Auction and liquidation proceeds payable	446	1,891
Mandatorily redeemable noncontrolling interests	2,619	1,928
Current portion of long-term debt	11,123	291
Note payable	11,705	10,984
Current portion of capital lease obligation	25	167

Total current liabilities	35,110	37,113
Capital lease obligation, net of current portion	69	232
Long-term debt, net of current portion	44,494	3,985

Total liabilities	79,673	41,330

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 135,000,000 shares authorized; 30,022,478 and 10,560,000 issued and outstanding as of December 31, 2009 and 2008, respectively	3	1
Additional paid-in Capital	(249)	—
Deferred compensation	—	(1,643)
Retained earnings (deficit)	(754)	16,143

Total stockholders’ equity (deficit)	(1,000)	14,501

Total liabilities and stockholders’ equity (deficit)	$78,673	$55,831

GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues:
Services and fees	$10,043	$19,691	$70,810	$48,496
Sale of goods	1,414	1,735	12,611	4,673

Total revenues	11,457	21,426	83,421	53,169

Operating expenses:
Direct cost of services	4,951	5,737	17,491	20,595
Cost of goods sold	3,116	1,866	12,669	4,736
Selling, general and administrative expenses	9,659	7,762	35,743	21,696

Total operating expenses	17,726	15,365	65,903	47,027

Operating income (loss)	(6,269)	6,061	17,518	6,142
Other income (expense):
Interest income	12	35	32	158
Other income (expense)	(263)	19	(843)	95
Interest expense	(2,001)	(2,913)	(11,273)	(4,063)

Income (loss) from continuing operations before benefit for income taxes	(8,521)	3,202	5,434	2,332
Benefit for income taxes	4,054	—	11,664	—

Income (loss) from continuing operations	(4,467)	3,202	17,098	2,332
Loss from discontinued operations, net of tax	(75)	(1,781)	(142)	(2,069)

Net income (loss)	$(4,542)	$1,421	$16,956	$263

Basic earnings (loss) per share, continuing operations	$(0.16)	$0.30	$0.96	$0.22
Basic earnings (loss) per share, discontinued operations	(0.00)	(0.17)	(0.01)	(0.20)

Basic earnings (loss) per share	$(0.16)	$0.13	$0.95	$0.02

Diluted earnings (loss) per share, continuing operations	$(0.16)	$0.30	$0.92	$0.22
Diluted earnings (loss) per share, discontinued operations	(0.00)	(0.17)	(0.01)	(0.20)

Diluted earnings (loss) per share	$(0.16)	$0.13	$0.91	$0.02

Weighted average basic shares outstanding	27,708,478	10,560,000	17,786,686	10,560,000
Weighted average diluted shares outstanding	27,702,478	10,560,000	18,664,049	10,560,000

GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Year ended December 31,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$16,956	$263
Loss from discontinued operations	142	2,069

Income (loss) from continuing operations	17,098	2,332
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	634	433
Provision for (recovery of) doubtful accounts	(24)	109
Impairment of goods held for sale or auction	1,426	—
Share-based payments	3,508	880
Accrued compensation plans	4,005	(665)
Guaranteed payment distributions	—	1,066
Noncash interest expense	9	32
Loss on disposal of assets	32	2
Deferred income taxes	(11,664)	—
Change in fair value of mandatorily redeemable noncontrolling interests	—	—
Income allocated to mandatorily redeemable noncontrolling interests	1,608	603
Change in operating assets and liabilities:
Accounts receivable and advances against customer contracts	5,012	3,619
Goods held for sale or auction	2,477	(12,332)
Prepaid expenses and other assets	(1,070)	(51)
Accounts payable and accrued expenses	(3,850)	8,985
Amounts payable under collaborative arrangements	—	—
Auction and liquidation proceeds payable	(1,445)	(804)

Net cash provided by (used in) operating activities	17,756	4,209

Cash flows from investing activities:
Purchases of property and equipment	(828)	(597)
Purchase of noncontrolling interest in subsidiary for cash	—	—
Decrease (increase) in restricted cash	3,194	(3,653)

Net cash provided by (used in) investing activities	2,366	(4,250)

Cash flows from financing activities:
Proceeds from (repayment of) revolving lines of credit	—	(7,900)
Repayment of note payable	(1,200)	—
Proceeds from notes payable	—	12,000
Repayments of long-term debt	(8,668)	(2,229)
Repayments of capital lease obligation	(305)	(36)
Capital contributions - noncontrolling interests	—	—
Proceeds from reverse merger dated July 31, 2009	69,258	—
Proceeds from issuance of common stock	—	—
Distribution to noncontrolling interests	(1,317)	(858)
Warrant redemption for cash	(23,013)	—
Distribution to stockholder’s	(33,853)	—

Net cash provided by financing activities	902	977

Net increase in cash and cash equivalents	21,024	936
Cash and cash equivalents, beginning of year	16,965	16,029

Cash and cash equivalents, end of year	$37,989	$16,965

GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued

(Dollars in thousands)

	Year ended December 31,
	2009	2008
Supplemental disclosures:
Interest paid	$8,233	$5,523
Income taxes paid	—	—
Supplemental disclosure of noncash investing and financing activities:
Income taxes receivable	$(1,100)	$—
Deferred compensation	(1,022)	—
Property and equipment acquired under capital lease	—	388
Issuance of long-term debt in connection with reverse merger dated July 31, 2009	60,000	—

GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

(ADJUSTED EBITDA)

(Dollars in thousands)

	Year Ended December 31,
	2009	2008
Adjusted EBITDA Reconciliation:
Net income (loss) as reported	$16,956	$263
Adjustments:
Benefit for income taxes	(11,664)	—
Interest expense	11,273	4,063
Interest income	(32)	(158)
Depreciation and amortization	643	433
Share based compensation	3,507	880
Reverse merger related expenses	3,900	—
Deferred compensation - Phantom stock plan	4,005	401

Total EBITDA Adjustments	11,632	5,619

Adjusted EBITDA	$28,588	$5,882

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